As filed with the  Securities  and  Exchange  Commission  on  December  __, 1996
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                              THE SECURITIES ACT OF
                                      1933



                                V-ONE Corporation
                                -----------------
             (Exact name of registrant as specified in its charter)

       Delaware                                            52-1953278
-------------------------------                            -------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                             Identification No.)

                             1803 Research Boulevard
                                    Suite 305
                           Rockville, Maryland 20850
               ---------------------------------------------------
               (Address of principal executive offices) (zip code)

                            1996 Incentive Stock Plan
                      1995 Non-Statutory Stock Option Plan
                      ------------------------------------
                              (Full title of plan)

                               Charles B. Griffis
                                V-ONE Corporation
                       1803 Research Boulevard, Suite 305
                           Rockville, Maryland 20850
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (301) 838-8900
                     ---------------------------------------
                     (Telephone number of agent for service)

                                    Copy to:
                               Cary J. Meer, Esq.
                           Kirkpatrick & Lockhart LLP
                           1800 Massachusetts Avenue, N.W.
                             Washington, D.C. 20036



                         CALCULATION OF REGISTRATION FEE

                                               Proposed
                                               maximum
                                               offering     Proposed             Amount of
Title of securities       Amount to            price        maximum aggregate    registration
to be registered          be registered        per share    offering price       fee
--------------------------------------------------------------------------------------------------
Common stock, par         2,333,333 shares     $5.625(2)    $13,124,998(2)       $4,526.00
value $.001 per
share(1)
--------------------------------------------------------------------------------------------------

Common stock, par           350,293 shares     $0.75(4)        $262,720(4)          $91.00
value $.001 per
share(3)
--------------------------------------------------------------------------------------------------
Total                     2,683,626 shares     $6.375       $13,387,718          $4,617.00
==================================================================================================


--------------------

(1) Includes 2,333,333 shares of V-ONE Corporation Common Stock, $.001 par value per share ("Common Stock"), issuable pursuant to awards granted under the 1996 Incentive Stock Plan ("1996 Plan").

(2) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low sales prices for the Registrant's Common Stock reported on the Nasdaq National Market on December 6, 1996.

(3) Includes 350,293 shares of Common Stock issuable on exercise of options granted under the 1995 Non-Statutory Stock Option Plan ("1995 Plan").

(4) As the exercise prices of the options granted under the 1995 Plan have already been determined, the maximum offering price per share and the maximum aggregate offering price are calculated based on the exercise prices of the options already granted under the 1995 Plan in accordance with Rule 457(h).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed by V-ONE Corporation (the "Company") are incorporated by reference into this Registration Statement:

                 (a) The Company's Prospectus dated October 24, 1996 filed in Post-Effective Amendment No. 1 to its Registration Statement filed under the Securities Act of 1933, as amended ("Securities Act"), on Form S-1 (Registration No. 333-06535).

                 (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since December 31, 1995.

                 (c) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A (Registration No. 0-21511).

         All documents subsequently filed by the Company with the Securities and Exchange Commission ("SEC") pursuant to Sections 12, 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the SEC until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the 1995 Plan or the 1996 Plan that meets the requirements of Section 10(a) of the Securities Act.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         None.

Item 6.           Indemnification of Directors and Officers.

         Article Ninth of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify, to the fullest extent now or hereafter permitted by law, each director, officer, employee or agent (including each former director, officer, employee or agent) of the Company who was or is made party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

         Article VI, Section 6.1 of the Company's Amended and Restated Bylaws provides that each person who was or is made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, agent or employee of the Company, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against any expenses (including attorneys fees), judgements, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection therewith. Notwithstanding the foregoing, no director shall be indemnified or held harmless in violation of the provisions of the Company's Amended and Restated Certificate of Incorporation; and no director, officer, agent or employee shall be indemnified or held harmless by the Company unless:

         (i) In the case of conduct in his/her official capacity with the Company, he/she acted in good faith and in a manner he/she reasonably believed to be in the best interests of the Company;

         (ii) In all other cases, his/her conduct was at least not opposed to the best interests of the Company or in violation of the Amended and Restated Certificate of Incorporation, Bylaws or any agreement entered into by the Company; and

         (iii) In the case of any criminal proceeding, he/she had no reasonable cause to believe that his/her conduct was unlawful.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

         The  following  are  filed  herewith  as  part  of  this   Registration
Statement:

         Exhibit No.                                          Exhibit
         -----------                                          -------


              5.1 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the securities being registered

             23.1                   Consent of Coopers & Lybrand L.L.P.

             23.2 The consent of Kirkpatrick & Lockhart LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1

               24                   Power of Attorney (see page 8 )


Item 9.           Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To  reflect  in the  prospectus  any  facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 12th day of December, 1996.

                                    V-ONE CORPORATION


                                    By:
                                         James F. Chen,
                                         President and
                                            Chief Executive Officer


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. Chen, Charles B. Griffis or Chansothi Um his attorney-in-fact, with power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                        Title                           Date
---------                        -----                           ----


/s/ James F. Chen
_______________________          Director, President          December 12, 1996
James F. Chen                    and Chief Executive
                                 Officer (Principal
                                 Executive Officer)


/s/Charles C. Chen               Director                     December 12, 1996
-----------------------
Charles C. Chen


                                 Director                     ___________, 1996
-----------------------
Hai Hua Cheng

Signature                        Title                           Date
---------                        -----                           ----


/s/ Charles B. Griffis           Chief Financial              December 12, 1996
------------------------         Officer (Principal
Charles B. Griffis               Financial and
                                 Accounting Officer)

/s/ Harry S. Gruner              Director                     December 12, 1996
-----------------------
Harry S. Gruner

                                 Director                     ___________, 1996
-----------------------
William E. Odom

                                  EXHIBIT INDEX



         The following  exhibits are filed herewith as part of this Registration
Statement:




         Exhibit No.             Description

             5.1 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the securities being registered

             23.1                Consent of Coopers & Lybrand L.L.P.

             23.2 The consent of Kirkpatrick & Lockhart LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1

              24                 Power of Attorney (see page 8)